EXHIBIT 99.1

I-FLOW
CORPORATION

20202 Windrow Drive
Lake Forest, CA 92630
(800) 448-3569 (949) 206-2700
Fax (949) 206-2600

FOR IMMEDIATE RELEASE

Investor Contact:
  Berkman Associates
  (310) 277-5162
  info@BerkmanAssociates.com
Company Contact:
  James R. Talevich
  Chief Financial Officer
  (949) 206-2700
  www.iflo.com

I-FLOW ANNOUNCES DEFINITIVE AMENDMENT
OF INFUSYSTEM SALE PRICE
Confirms Amended Purchase Price of $100 Million Plus Earn-Out of Up to $12 Million
     LAKE FOREST, Calif., September 19, 2007 — I-Flow Corporation (NASDAQ: IFLO) announced today that it has entered into a definitive amendment (the “Amendment”) to the Stock Purchase Agreement with HAPC, Inc. (“HAPC”) dated as of September 29, 2006, as previously amended to date, pursuant to which I-Flow has agreed to sell its subsidiary, InfuSystem, Inc. (“InfuSystem”), to HAPC (the “Transaction”).
     The binding Amendment confirms the terms of the previously announced non-binding Memorandum of Intent, providing for a purchase price reduction from $140 million to $100 million, plus an additional contingent payment right up to a maximum of $12 million (the “Earn-Out”). The Earn-Out is based on HAPC’s audited consolidated net revenues for its fiscal year ended December 31, 2010, as compared to InfuSystem’s 2007 net revenues, excluding InfuSystem’s ON-Q®-related revenues. The $100 million portion of the amended purchase price will be payable at closing in cash or a combination of (i) an amount of cash equal to $85 million less the amount actually paid to HAPC’s shareholders who exercise their conversion rights (the “HAPC Shareholder Return Amount”) and (ii) a secured promissory note with a principal amount equal to $15 million plus the HAPC Shareholder Return Amount. Banc of America Securities LLC acted as I-Flow’s financial advisor in connection with the Transaction.
     HAPC has announced that the meeting of its shareholders to vote on the Transaction is scheduled for September 26, 2007.
About I-Flow
     I-Flow Corporation (www.IFLO.com) designs, develops and markets technically advanced, low cost drug delivery systems and services that are redefining the standard of care by providing life enhancing, cost effective solutions for pain relief.

“Safe Harbor” Statement
     Statements by the Company in this press release and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on Forms 10-K, 10-Q and 8-K and other reports that are periodically filed with or furnished to the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: successful consummation of the previously announced sale of InfuSystem, Inc.; physician acceptance of infusion-based therapeutic regimens; implementation of the Company’s direct sales strategy; dependence on the Company’s suppliers and distributors; the Company’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards and the Food, Drug and Cosmetic Act, and the Medicare’s and FDA’s concurrence with management’s subjective judgment on compliance issues; the reimbursement system currently in place and future changes to that system; product availability, acceptance and safety; competition in the industry; technological changes; intellectual property challenges and claims; economic and political conditions in foreign countries; currency exchange rates; inadequacy of booked reserves; and reliance on the success of the home health care industry. All forward-looking statements, whether made in this press release or elsewhere, should be considered in context with the various disclosures made by the Company about its business.
*   *   *   *   *